STANDISH, AYER & WOOD INVESTMENT TRUST

                            Certificate of Amendment

      The undersigned, being the Vice President and Secretary of Standish, Ayer & Wood Investment Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated August 13, 1986, as amended (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of all of the Trustees at a meeting duly called and held on February 19, 2002, the Declaration of Trust is amended to provide that the series of the trust named "Standish High Yield Bond Fund" (hereinafter the "Fund"), as established by a Certificate of Designation dated October 13th, 2000, is hereby terminated and closed.

      The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all actions in the name of the Trust that may be necessary, desirable or appropriate to effect the termination and closure of the Fund, including the filing of a copy of this Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 29th day of April, 2002.

                                   STANDISH, AYER & WOOD INVESTMENT TRUST

                                   By:   /s/ Beverly E. Banfield
                                         ----------------------------
                                   Name: Beverly E. Banfield
                                   Its: Vice President and Secretary

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                                 ACKNOWLEDGEMENT

                                  MASSACHUSETTS

                   Suffolk, ss.: Massachusetts April 29, 2002

      Then personally appeared the above named Beverly E. Banfield and acknowledged the foregoing instrument to be her free act and deed.

      Before me,
                         Rosalind J. Lillo
                         ------------------------------
                         Notary Public

                         My Commission expires ________